     THE TRAVELERS LIFE AND ANNUITY COMPANY - ONE TOWER SQUARE - HARTFORD,
                               CONNECTICUT - 06183

                                 A STOCK COMPANY

        We are pleased to provide You the benefits of this Variable Annuity Contract. Please read Your Contract and all attached forms carefully.

                         RIGHT TO EXAMINE THIS CONTRACT

        IF THIS CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY
        (IRA), AND THE CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT WITHIN 7 DAYS OF ITS DELIVERY TO YOU, WE WILL PAY YOU THE FULL AMOUNT OF ANY PURCHASE PAYMENT MADE, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS RETURNED DURING THE BALANCE OF THE RIGHT TO EXAMINE PERIOD, WE WILL PAY YOU THE CONTRACT VALUE AS STATED BELOW. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

        IF THIS CONTRACT IS ISSUED AS A NONQUALIFIED CONTRACT OR A QUALIFIED CONTRACT (OTHER THAN AN IRA) AND RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX AND CONTRACT CHARGES PAID, MINUS ANY PURCHASE PAYMENT CREDITS APPLIED. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

        This Contract is issued in consideration of the Purchase
        Payments. It is subject to the terms and conditions stated on the attached pages, all of which are parts of it.

                        Executed at Hartford, Connecticut

                                /s/ M.A. CARPENTER

                                    President

   This is a legal Contract between You and Us. READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

     ELECTIVE OPTIONS                                       NON-PARTICIPATING

        VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


TL-22240                                                           TLAC Ed. 1-99

                                TABLE OF CONTENTS

[Right to Examine this Contract                                         Cover Page

Contract Specifications                                                 Page 3

Definitions                                                             Page 7

Owner, Beneficiary and Annuitant Provisions                             Page 9

Purchase Payment and Valuation Provisions                               Page 11

Death Benefit Provisions                                                Page 14

Settlement Provisions                                                   Page  15

General Provisions                                                      Page 17

Table of Values                                                         Page 19

Annuity Tables                                                          Page 20]

        Any Amendments, Riders or Endorsements follow the Annuity Tables.


TL-22240                                                           TLAC Ed. 1-99
                                       2
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================================================================================
                             CONTRACT SPECIFICATIONS
================================================================================

CONTRACT NUMBER                  [SPECIMEN]

OWNER                            [JOHN DOE]

[JOINT OWNER]                    [        ]

ANNUITANT                        [JOHN DOE]

[CONTINGENT ANNUITANT]

[BENEFICIARY]                    [SUSAN DOE]

CONTRACT DATE                    [FEBRUARY  1, 1999]

MATURITY DATE                    [DECEMBER 31, 2015]

[INITIAL PURCHASE PAYMENT]       [$10,000]

--------------------------------------------------------------------------------


MINIMUM INITIAL PURCHASE PAYMENT:  [$5,000]
MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$500]
MAXIMUM PURCHASE PAYMENT WITHOUT OUR APPROVAL:  $1,000,000
PURCHASE PAYMENT CREDIT PERCENTAGE:  [4.25%]

CONTRACT FEE:  $40.00 annually assessed on the [fourth Friday of August.]

    This fee will not be assessed under the following situations:
    (a) if Your Contract Value is $100,000 or greater on the date the charge is assessed;
    (b) distribution of proceeds due to death; or
    (c) after an Annuity payout has begun.

ASSUMED DAILY NET INVESTMENT FACTOR: Upon annuitization, the Assumed Daily Net Investment Factor is 1.000081 for each Funding Option.

TERMINATION: We reserve the right to terminate this Contract when the Contract Value is less than $2,000 and no Purchase Payments have been made for two years.

TRANSFERS: You may transfer up to 15% of the Fixed Account value to any of the Funding Options twice per year during the 30 days following the semi-annual Contract Date anniversary.

TRANSFER CHARGE: We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify You In Writing at your last know address at least 31 days prior to the imposition of any such Transfer Charge.

WITHDRAWAL ALLOWANCE: On an annual basis, after the first Contract Year, You may take partial surrenders of up to 10% of Your Contract Value less any Purchase Payment Credits applied within 12 months of the date of the surrender. The Contract Value is determined as of the first Valuation Date of that Contract Year without imposition of applicable Contract charge(s) or fee(s). We reserve the right to not permit a Withdrawal Allowance on a full surrender.


TL-22240                                                           TLAC Ed. 1-99
                                       3
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================================================================================
                             CONTRACT SPECIFICATIONS
================================================================================


WITHDRAWAL CHARGES DEDUCTED ON SURRENDER BEFORE THE MATURITY DATE OF THE
CONTRACT:

The withdrawal charge is calculated as a percentage of the Purchase Payments and associated Purchase Payment Credits withdrawn on a first-in, first-out basis. For purposes of determining the withdrawal charge, the order of withdrawal will be deemed to be taken from:

    (a) any Purchase Payments and associated Purchase Payment Credits to which no withdrawal charge applies;
    (b) any remaining Withdrawal Allowance (as described above) after the reduction by the amount of (a);
    (c) any remaining Purchase Payments and associated Purchase Payment Credits to which a withdrawal charge applies; then
    (d) any Contract earnings.

    YEARS SINCE PURCHASE                                  PERCENT OF PURCHASE PAYMENTS AND
     PAYMENT WAS MADE                                       PURCHASE PAYMENT CREDITS
                                                          (Not Previously Surrendered)

            1-4                                                         8%
             5                                                          7%
             6                                                          6%
             7                                                          5%
             8                                                          3%
             9                                                          1%
            10 +                                                        0%


DISTRIBUTIONS NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a withdrawal charge for Purchase Payments attributable to values under this Contract due to:

        (a) death of the Contract Owner or the Annuitant with no Contingent Annuitant surviving; or
        (b) minimum distribution (as defined by the Internal Revenue Code) made under Our managed distribution program then in effect if elected by the Owner by a Written Request.

We will not deduct a withdrawal charge for any Purchase Payment Credits attributable to values under this Contract due to minimum distribution (as defined by the Internal Revenue Code) made under Our managed distribution program then in effect if elected by the Owner by a Written Request.


TL-22240                                                           TLAC Ed. 1-99
                                       4
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================================================================================
                             CONTRACT SPECIFICATIONS
================================================================================


INVESTMENT OPTIONS:

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any Purchase Payment and associated Purchase Payment Credit is guaranteed for one year from the date they are credited to your account. Subsequent renewal rates will be guaranteed for the calendar quarter.

FUNDING OPTIONS:  [THE TRAVELERS FUND BD IV FOR VARIABLE ANNUITIES


Delaware Group Premium Fund Inc.
   REIT Series
Dreyfus Variable Investment Fund
   Capital Appreciation Portfolio
   Small Cap Portfolio
Greenwich Street Series Fund
   Appreciation Portfolio
   Diversified Strategic Income Portfolio
   Total Return Portfolio
Salomon Brothers Variable Series Funds, Inc.
   Salomon Brothers Variable Investors Fund
   Diversified Strategic Income Portfolio
The Travelers Series Trust
   Convertible Bond Portfolio
   Disciplined Mid Cap Stock Portfolio
   Disciplined Small Cap Stock Portfolio
   Equity Income Portfolio
   Federated High Yield Portfolio
   Federated Stock Portfolio
   Large Cap Portfolio
   Lazard International Stock Portfolio
   MFS Emerging Growth Portfolio
   MFS Mid Cap Growth Portfolio
   MFS Research Portfolio
   Strategic Stock Portfolio
   Travelers Quality Bond Portfolio
Travelers Series Fund Inc.
   Alliance Growth Portfolio
   MFS Total Return Portfolio
   Putnam Diversified Income Portfolio
Warburg Pincus Trust
   Emerging Markets Portfolio
Capital Appreciation Fund
Travelers Money Market Portfolio]

FUNDING OPTION DEDUCTIONS:

The Administrative Charge and the Mortality and Expense Risk Charge result in a daily deduction of [.00003836] per Funding Option. When expressed on an annual basis, assuming a 365-day year, the deduction equals [1.40%] per Funding Option.

    ADMINISTRATIVE CHARGE:   .15% on an annual basis
    MORTALITY AND EXPENSE RISK CHARGE:   [1.25%] on an annual basis


TL-22240                                                           TLAC Ed. 1-99
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================================================================================
                             CONTRACT SPECIFICATIONS
================================================================================










                       THIS PAGE LEFT INTENTIONALLY BLANK.







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================================================================================
                                   DEFINITIONS
================================================================================

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

CONTRACT - a Contract that describes the benefits, rights and obligations of the Owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FIXED ACCOUNT - an account that consists of the assets under this Contract other than those in the Separate Account.

FUNDING OPTIONS - the Underlying Funds available under the Separate Account for this Contract.

MATURITY DATE - the date on which the Annuity payments are to begin.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract.

OUR OFFICE - the Home Office of The Travelers Life and Annuity Company or any other office which We may designate for the purpose of administering this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS - payments of premium You make to Us under this Contract.

PURCHASE PAYMENT CREDIT- An amount added to the Accumulation Value of this Contract at the time a Purchase Payment is made during the first Contract Year.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Contract.

SEPARATE ACCOUNT- the Separate Account indicated in the Contract Specifications which We established for this class of Contracts and certain other Contracts.


TL-22240                                                           TLAC Ed. 1-99

TERMINATION - discontinuance of this Contract by Us or by Your Written Request.

UNDERLYING FUND - an open-end diversified management investment company or portfolio thereof, indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE -a date on which a Funding Option is valued, which is every day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission.)

VALUATION PERIOD - the period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date. Also referred to as the period between successive valuations.

WE, US, OUR - The Travelers Life and Annuity Company.

WRITTEN REQUEST - written information including requests for Contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - the Owner, including a Joint Owner.



TL-22240                                                           TLAC Ed. 1-99

================================================================================
OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
================================================================================

OWNER

This Contract belongs to the Owner shown in the Contract Specifications or to any person subsequently named in a Written Request of Transfer of Ownership as provided below. As Owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract provided You have not named an irrevocable Beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

JOINT OWNER

Joint Owners may be named in a Written Request prior to the Contract Date. Joint Owners may independently exercise transfers between accounts. All other rights of ownership must be exercised by Joint action. Joint Owners own equal shares of any benefits accruing or payments made to them. All rights of a Joint Owner end at death if another Joint Owner survives. The entire interest of the deceased Joint Owner in this Contract will pass to the surviving Joint Owner.

If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request. You may not revoke any transfer after the effective date of such transfer. Once the Transfer of Ownership is Recorded by Us, it will take effect as of the date of Your Request, subject to any payments made or other actions taken by Us before the recording.

Unless provided otherwise, a Transfer of Ownership does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A Transfer of Ownership may have adverse tax consequences to You as the former Owner; please consult Your tax advisor.

ASSIGNMENT

You may collaterally assign ownership, of all or a portion of this Contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any Assignment. Once the collateral Assignment is Recorded by Us, it will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before the Request is received.

If a claim is made based on an Assignment, We may require proof of interest of the claimant. A Recorded Assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An Assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Owner or Beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining Contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.


TL-22240                                                           TLAC Ed. 1-99
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



If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass:

    (a) if You are living, to You; or
    (b) if You have died and there is a surviving Joint Owner, to the Joint Owner; or
    (c) if You have died and there is not a Joint Owner surviving, to Your estate.

ANNUITANT

The Annuitant is the individual shown in the Contract Specifications on whose life Annuity payments are based. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT

You may name one individual as a Contingent Annuitant by Written Request prior to the Contract Date. A Contingent Annuitant may not be changed, deleted or added to the Contract after the Contract Date. For purposes of this provision the Owner cannot be the Annuitant.

    If the Annuitant dies prior to the Maturity Date while this Contract is in effect and while the Contingent Annuitant is living:

    (a) the death benefit will not be payable upon the Annuitant's death; and
    (b) the Contingent Annuitant becomes the Annuitant; and
    (c) all other rights and benefits provided by this Contract will continue in effect.

When a Contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.


TL-22240                                                           TLAC Ed. 1-99
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================================================================================
                    PURCHASE PAYMENT AND VALUATION PROVISIONS
================================================================================

PURCHASE PAYMENT

PURCHASE PAYMENT

A Purchase Payment is any payment You make for this Contract and the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable as shown in the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to continue this Contract in force, except as provided in the Termination provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the Contract Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account of this Contract. The Purchase Payment will be applied within two business days following its receipt at Our Office. The net Purchase Payment will be allocated to the Funding Options and/or the Fixed Account in the proportion specified by You for this Contract. The available Underlying Funds to which Funding Option assets are allocated are shown in the Contract Specifications; Underlying Funds may be subsequently added or deleted.

PURCHASE PAYMENT CREDIT

We will add a Purchase Payment Credit to this Contract with each Purchase Payment applied during the first Contract Year. The Purchase Payment Credit will be equal to the Purchase Payment multiplied by the Purchase Payment Credit Percentage shown in the Contract Specifications. Each Purchase Payment Credit will be applied on a pro rata basis to the Investment Options in the same ratio as the applicable Purchase Payment.

Purchase Payment Credits will be deducted from any refund amount under the following circumstances:

    (a) upon return of this Contract during the Right to Examine Period;
    (b) due to death of the Owner or Annuitant (with no Contingent Annuitant surviving) during the 12 months following the application of any Purchase Payment Credit; or
    (c) termination of this Contract during the 12 months following the application of any Purchase Payment Credit.

Any gains or losses attributable to a Purchase Payment Credit will not be considered part of any Purchase Payment Credit deducted from any refund amount or death benefit. Additionally, a withdrawal charge will not be deducted from any Purchase Payment Credit which is not payable under this Contract.

================================================================================
                            FUNDING OPTION VALUATION
================================================================================

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.


TL-22240                                                           TLAC Ed. 1-99

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown in the Contract Specifications.

The gross investment rate of a Funding Option for a Valuation Period is equal to
    (1) divided by (2): where (1) is:

        (a) investment income, plus
        (b) capital gains and losses, whether realized or unrealized, less
        (c) a deduction for any tax levied against the Separate Account and its Underlying Funds;

    and (2) is the amount of the assets at the beginning of the Valuation
Period.

The gross investment rate is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account upon receipt of a Purchase Payment by dividing the net Purchase Payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before Annuity payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown in the Contract Specifications.

TRANSFER BETWEEN INVESTMENT OPTIONS

You may transfer all or any part of the Contract Value from one Funding Option to any other Funding Option at any time up to 30 days before the due date of the first Annuity payment. Additionally, You may transfer a part of the Fixed Account value to any of the Funding Options, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown in the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account at any time, up to 30 days before the due date of the first Annuity payment. Amounts previously transferred from the Fixed Account to the Funding Options may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Investment Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Investment Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Investment Options involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated in the Contract Specifications.


TL-22240                                                           TLAC Ed. 1-99

CONTRACT VALUES

CONTRACT VALUE

The Contract Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

The Guaranteed Value of the Fixed Account equals the accumulated value of the net Purchase Payments applied to the Fixed Account calculated by using the guaranteed Net Interest Factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CONTRACT FEE

A Contract Fee as shown in the Contract Specifications will be deducted to reimburse Us for administrative expenses relating to the Contract. The Contract Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which You have an interest.

We will deduct the charge on a pro rata basis if the Contract has been in effect for less than a full period on the date a Contract Fee is deducted. The Contract Fee will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE

The Cash Surrender Value is equal to the Contract Value less any applicable charges and fees as shown in the Contract Specifications, less any Purchase Payment Credit not available for withdrawal less any taxes deducted upon surrender.

The Guaranteed Cash Surrender Value of the Fixed Account equals the Guaranteed Value of the Fixed Account less any applicable charges and fees as shown in the Contract Specifications less any taxes deducted upon surrender. For Guaranteed Cash Surrender Values of the Fixed Account, refer to the Table of Values.

CASH SURRENDER

You may elect by Written Request to receive the Cash Surrender Value before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. In the case of a full surrender, this Contract will be canceled. A partial surrender will reduce Your Contract Value. If You have a balance in more than one Investment Option, Your Contract Value will be reduced from all Your Investment Options on a pro rata basis, unless You request otherwise.

The Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Cash Surrender Value of the Funding Options for a period of not more than five business days after We receive Your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Account for a period of not more than six-months after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.



TL-22240                                                           TLAC Ed. 1-99

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a Contingent Annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the Owner is not the Annuitant, and the Owner (including the first of Joint Owners) dies before the Maturity Date with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with "Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

Upon the death of the Annuitant, We will pay the Beneficiary the greater of a) or b) below, less any applicable Premium Tax as of the Death Report Date:

        (a) the Contract Value less any Purchase Payment Credits applied within 12 months of death; or
        (b) the total Purchase Payments less the total amount of any partial surrenders (including associated charges, if any) made under this Contract.

We must be notified of the Annuitant's death no later than six months from the Annuitant's date of death in order for Us to make payment of death proceeds as described above. If notification is received more than six months after the Annuitant's death, We will make payment of death proceeds equal to the Contract Value on the Death Report Date less any Purchase Payment Credits applied within 12 months of death, less any applicable Premium Tax.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.


TL-22240                                                           TLAC Ed. 1-99

================================================================================
                              SETTLEMENT PROVISIONS
================================================================================

MATURITY DATE

The Maturity Date is shown in the Contract Specifications. This is the date on which We will begin paying to You the first of a series of Annuity payments in accordance with an Annuity Option elected by You. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches Age 90 or ten years after the Contract Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an Annuity Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay You the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to change the frequency to an interval resulting in a payment of at least $100 per year. We may make other arrangements that are equitable to the Annuitant.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Investment Option to another, as described in the provision Transfer Between Investment Options, in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT

The Life Annuity Tables are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a Variable Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start. If it would produce a larger first Annuity payment, the Variable Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.


TL-22240                                                           TLAC Ed. 1-99

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the first monthly Annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The amount of the Annuity payment for each Funding Option is found by multiplying the number of Annuity Units credited to the Contract for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each Annuity Payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly Annuity payment. They show the dollar amount of monthly Annuity payments which can be purchased with each $1,000 applied. The amount applied to a Fixed Annuity will be the Cash Surrender Value applicable to the Fixed Annuity as of the day Fixed Annuity payments begin. If it would produce a larger payment, the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.


================================================================================
                                 ANNUITY OPTIONS
================================================================================

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1.  LIFE ANNUITY - NO REFUND

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make periodic Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make periodic Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD

We will make periodic payments for the period selected.


TL-22240                                                           TLAC Ed. 1-99

================================================================================
                               GENERAL PROVISIONS
================================================================================

CONTRACT

The entire Contract between You and Us consists of the Contract, together with the application, if a copy of such application is attached to the Contract when issued and any Amendments, Riders or Endorsements.

CONTRACT CHANGES

The only way this Contract may be changed is by a written Amendment, Rider or Endorsement signed by one of Our officers.

INCONTESTABILITY

We will not contest this Contract from the Contract Date.

MISSTATEMENT

If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the Owner's) sex or date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct sex and Age. Proof of the Annuitant's and Owner's Age may be filed at any time at Our Office.

If this Contract is issued as a Qualified Contract and the Annuitant's date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF UNDERLYING FUNDS

If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION

We reserve the right to terminate this Contract on any Valuation Date as stated in the Contract Specifications. Termination will not occur until 31 days after We have mailed notice of Termination to You at Your last known address. If this Contract is terminated, We will pay You the Cash Surrender Value, if any.

REQUIRED REPORTS

We will furnish a report to the Owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the Contract in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this Contract.

NON-PARTICIPATING

This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options, on which We are not currently taxed.



TL-22240                                                           TLAC Ed. 1-99

CONFORMITY WITH STATE AND FEDERAL LAWS

This Contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender Value or death benefits that are available under this Contract are not less than the minimum benefits required by the statutes of the state in which this Contract is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Contract to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES

All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses, and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US

Under specific conditions, We may allow You to transfer funds held by You in this Contract to another Contract issued by Us or one of Our affiliates without incurring a withdrawal charge as shown in the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, NEW WITHDRAWAL CHARGES MAY APPLY TO THE NEW CONTRACT IN ACCORDANCE WITH THE PROVISIONS OF SUCH CONTRACT.


TL-22240                                                           TLAC Ed. 1-99

                                 TABLE OF VALUES
   GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
                  APPLIED ASSUMING NO PRIOR PARTIAL SURRENDERS

      NO. OF                                           NO. OF YEARS
    YEARS FROM                         GUARANTEED        FROM DATE                        GUARANTEED
   DATE PAYMENT       GUARANTEED     CASH SURRENDER     PAYMENT IS       GUARANTEED     CASH SURRENDER
    IS APPLIED           VALUE            VALUE           APPLIED           VALUE            VALUE
        1                1030              950              36              2898             2898
        2                1060              980              37              2985             2985
        3                1092              1012             38              3074             3074
        4                1125              1045             39              3167             3167
        5                1159              1089             40              3262             3262
        6                1194              1134             41              3359             3359
        7                1229              1179             42              3460             3460
        8                1266              1236             43              3564             3564
        9                1304              1294             44              3671             3671
        10               1343              1343             45              3781             3781
        11               1384              1384             46              3895             3895
        12               1425              1425             47              4011             4011
        13               1468              1468             48              4132             4132
        14               1512              1512             49              4256             4256
        15               1557              1557             50              4383             4383
        16               1604              1604             51              4515             4515
        17               1652              1652             52              4650             4650
        18               1702              1702             53              4790             4790
        19               1753              1753             54              4934             4934
        20               1806              1806             55              5082             5082
        21               1860              1860             56              5234             5234
        22               1916              1916             57              5391             5391
        23               1973              1973             58              5553             5553
        24               2032              2032             59              5720             5720
        25               2093              2093             60              5891             5891
        26               2156              2156             61              6068             6068
        27               2221              2221             62              6250             6250
        28               2287              2287             63              6437             6437
        29               2356              2356             64              6631             6631
        30               2427              2427             65              6829             6829
        31               2500              2500             66              7034             7034
        32               2575              2575             67              7245             7245
        33               2652              2652             68              7463             7463
        34               2731              2731             69              7687             7687
        35               2813              2813             70              7917             7917


TL-22240                                                           TLAC Ed. 1-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS

      MALE                   NUMBER OF MONTHLY PAYMENTS GUARANTEED
                 ---------------
    ADJUSTED          NONE             120             180            240
                 ---------------
      AGE
       45             3.59            3.57            3.56            3.53
       46             3.64            3.62            3.60            3.57
       47             3.69            3.67            3.65            3.62
       48             3.75            3.73            3.70            3.67
       49             3.81            3.78            3.76            3.71
       50             3.87            3.84            3.81            3.77
       51             3.93            3.90            3.87            3.82
       52             4.00            3.97            3.93            3.87
       53             4.07            4.04            3.99            3.93
       54             4.15            4.11            4.06            3.99
       55             4.23            4.19            4.13            4.05
       56             4.32            4.27            4.20            4.11
       57             4.41            4.35            4.28            4.17
       58             4.50            4.44            4.36            4.24
       59             4.61            4.53            4.44            4.31
       60             4.72            4.63            4.53            4.37
       61             4.83            4.74            4.62            4.44
       62             4.96            4.85            4.71            4.51
       63             5.09            4.97            4.81            4.58
       64             5.24            5.09            4.90            4.65
       65             5.39            5.22            5.01            4.72
       66             5.56            5.36            5.11            4.79
       67             5.73            5.50            5.21            4.86
       68             5.92            5.64            5.32            4.93
       69             6.12            5.80            5.43            4.99
       70             6.34            5.96            5.53            5.05
       71             6.56            6.12            5.64            5.11
       72             6.81            6.29            5.75            5.16
       73             7.07            6.46            5.85            5.21
       74             7.35            6.64            5.95            5.26
       75             7.64            6.82            6.05            5.30


        Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

        Calendar Year in which 1st payment is due:
        Adjusted Age is Actual Age:

        1998-2000     2001-2005     2006-2010      2011-2015     2016-2020
        minus 0       minus 1       minus 2        minus 3       minus 4

        2021-2025     2026-2030     2031-2035      2036 AND LATER
        minus 5       minus 6       minus 7        minus 8



TL-22240                                                           TLAC Ed. 1-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS


     FEMALE                  NUMBER OF MONTHLY PAYMENTS GUARANTEED
                 ---------------
    ADJUSTED          NONE             120             180            240
                 ---------------
      AGE
       45             3.39            3.39            3.38            3.37
       46             3.43            3.43            3.42            3.40
       47             3.48            3.47            3.46            3.44
       48             3.52            3.52            3.50            3.48
       49             3.57            3.56            3.55            3.53
       50             3.62            3.61            3.60            3.57
       51             3.68            3.66            3.65            3.62
       52             3.74            3.72            3.70            3.67
       53             3.80            3.78            3.76            3.72
       54             3.86            3.84            3.81            3.78
       55             3.93            3.90            3.88            3.83
       56             4.00            3.97            3.94            3.89
       57             4.07            4.05            4.01            3.95
       58             4.15            4.12            4.08            4.01
       59             4.24            4.20            4.15            4.08
       60             4.33            4.29            4.23            4.15
       61             4.43            4.38            4.32            4.22
       62             4.53            4.48            4.40            4.29
       63             4.64            4.58            4.49            4.36
       64             4.76            4.69            4.59            4.44
       65             4.89            4.80            4.69            4.52
       66             5.02            4.92            4.79            4.59
       67             5.17            5.05            4.89            4.67
       68             5.32            5.19            5.00            4.75
       69             5.49            5.33            5.12            4.82
       70             5.68            5.48            5.23            4.90
       71             5.87            5.64            5.35            4.97
       72             6.09            5.81            5.47            5.04
       73             6.32            5.99            5.59            5.10
       74             6.57            6.18            5.71            5.16
       75             6.84            6.37            5.83            5.22


        Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

        Calendar Year in which 1st  payment is due:
        Adjusted Age is Actual Age:

        1998-2000     2001-2005     2006-2010      2011-2015     2016-2020
        minus 0       minus 1       minus 2        minus 3       minus 4

        2021-2025     2026-2030     2031-2035      2036 AND LATER
        minus 5       minus 6       minus 7        minus 8



TL-22240                                                           TLAC Ed. 1-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

                 THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS

    UNISEX                   NUMBER OF MONTHLY PAYMENTS GUARANTEED
                ----------------
   ADJUSTED           NONE             120             180            240
                ----------------
      AGE
      45              3.49            3.48            3.47            3.45
      46              3.54            3.53            3.51            3.49
      47              3.59            3.57            3.56            3.53
      48              3.64            3.62            3.60            3.58
      49              3.69            3.68            3.65            3.62
      50              3.75            3.73            3.71            3.67
      51              3.81            3.79            3.76            3.72
      52              3.87            3.85            3.82            3.77
      53              3.94            3.91            3.88            3.83
      54              4.01            3.98            3.94            3.88
      55              4.08            4.05            4.01            3.94
      56              4.16            4.12            4.07            4.00
      57              4.24            4.20            4.15            4.07
      58              4.33            4.28            4.22            4.13
      59              4.42            4.37            4.30            4.20
      60              4.52            4.46            4.38            4.27
      61              4.63            4.56            4.47            4.34
      62              4.75            4.67            4.56            4.41
      63              4.87            4.78            4.65            4.48
      64              5.00            4.89            4.75            4.55
      65              5.14            5.01            4.85            4.62
      66              5.29            5.14            4.95            4.70
      67              5.45            5.28            5.06            4.77
      68              5.62            5.42            5.17            4.84
      69              5.81            5.57            5.28            4.91
      70              6.00            5.72            5.39            4.98
      71              6.22            5.89            5.50            5.04
      72              6.44            6.06            5.62            5.10
      73              6.69            6.23            5.73            5.16
      74              6.95            6.41            5.84            5.21
      75              7.24            6.60            5.95            5.26


        Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

        Calendar Year in which 1st  payment is due:
        Adjusted Age is Actual Age:

        1998-2000     2001-2005     2006-2010      2011-2015     2016-2020
        minus 0       minus 1       minus 2        minus 3       minus 4

        2021-2025     2026-2030     2031-2035      2036 AND LATER
        minus 5       minus 6       minus 7        minus 8


TL-22240                                                           TLAC Ed. 1-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS


    MALE
  ADJUSTED                                       FEMALE ADJUSTED AGE
     AGE           45           50           55           60           65           70           75
     45           3.18         3.27         3.35         3.42         3.47         3.51         3.54
     50           3.24         3.36         3.47         3.58         3.66         3.73         3.78
     55           3.29         3.43         3.59         3.74         3.87         3.99         4.08
     60           3.32         3.49         3.69         3.89         4.09         4.28         4.43
     65           3.35         3.54         3.76         4.02         4.31         4.59         4.84
     70           3.36         3.57         3.82         4.13         4.49         4.89         5.29
     75           3.37         3.59         3.86         4.21         4.63         5.14         5.71

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

    AGE OF PRIMARY MALE
       AND SECONDARY
          FEMALE                   DOLLAR AMOUNT
            45                         3.37
            50                         3.60
            55                         3.88
            60                         4.26
            65                         4.79
            70                         5.52
            75                         6.54

Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

1998-2000      2001-2005     2006-2010      2011-2015     2016-2020
minus 0        minus 1       minus 2        minus 3       minus 4

2021-2025      2026-2030     2031-2035      2036 AND LATER
minus 5        minus 6       minus 7        minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS


TL-22240                                                           TLAC Ed. 1-99

                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

   UNISEX
  ADJUSTED                                       UNISEX ADJUSTED AGE
     AGE           45           50           55           60           65           70           75
     45           3.19         3.26         3.33         3.38         3.41         3.44         3.46
     50           3.26         3.37         3.46         3.54         3.61         3.66         3.69
     55           3.33         3.46         3.60         3.72         3.83         3.91         3.98
     60           3.38         3.54         3.72         3.90         4.07         4.22         4.33
     65           3.41         3.61         3.83         4.07         4.32         4.56         4.75
     70           3.44         3.66         3.91         4.22         4.56         4.91         5.23
     75           3.46         3.69         3.98         4.33         4.75         5.23         5.74

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

      AGE OF PRIMARY
   AND SECONDARY UNISEX            DOLLAR AMOUNT
            45                         3.34
            50                         3.55
            55                         3.82
            60                         4.19
            65                         4.70
            70                         5.40
            75                         6.40

Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

1998-2000      2001-2005     2006-2010      2011-2015     2016-2020
minus 0        minus 1       minus 2        minus 3       minus 4

2021-2025      2026-2030     2031-2035      2036 AND LATER
minus 5        minus 6       minus 7        minus 8



TL-22240                                                           TLAC Ed. 1-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

       THIS TABLE WILL BE USED WITH QUALIFIED AND NONQUALIFIED CONTRACTS.

                 MONTHLY                                MONTHLY
  NUMBER OF      PAYMENT                  NUMBER OF     PAYMENT
    YEARS        AMOUNT                     YEARS        AMOUNT
     10           9.61                        21          5.32
     11           8.86                        22          5.15
     12           8.24                        23          4.99
     13           7.71                        24          4.84
     14           7.26                        25          4.71
     15           6.87                        26          4.59
     16           6.53                        27          4.47
     17           6.23                        28          4.37
     18           5.96                        29          4.27
     19           5.73                        30          4.18
     20           5.51

The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.


TL-22240                                                           TLAC Ed. 1-99

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TL-22240                                                           TLAC Ed. 1-99

                       THIS PAGE LEFT INTENTIONALLY BLANK.





TL-22240                                                           TLAC Ed. 1-99

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

     ELECTIVE OPTIONS                                      NON-PARTICIPATING






TL-22240                                                           TLAC Ed. 1-99

               WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT

THE EFFECTIVE DATE OF THIS RIDER IS ONE YEAR AFTER THE CONTRACT DATE SHOWN IN THE CONTRACT SPECIFICATIONS PAGE OF THE CONTRACT.

This rider is made available when the Annuitant is age 70 or under on the Contract Date and is made part of the Contract to which it is attached.

If after the effective date of this rider, and prior to the Maturity Date of the Contract, the Annuitant begins confinement in an Eligible Nursing Home, and remains confined for the Qualifying Period, You may make a total or partial withdrawal, subject to the Maximum Withdrawal Amount, without incurring a withdrawal charge. We will waive the withdrawal charge only for withdrawals made during continued confinement in an Eligible Nursing Home after the Qualifying Period has been satisfied, or within sixty (60) days after such confinement ends. We will require proof of confinement in a form satisfactory to Us. Part of the proof may be certification by a licensed physician that such confinement is medically necessary.

DEFINITIONS:

An ELIGIBLE NURSING HOME is an institution or special nursing unit of a hospital which:

       (a) Is Medicare approved as a provider of skilled nursing care services; and

       (b) Is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism.

                                       OR

Meets all of the following standards:

       (a) It is licensed as a Nursing Care Facility by the state in which it is located;

       (b) It is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

       (c) It provides nursing care to individuals who are not able to care for themselves and who require nursing care;

       (d) Its primary function is to provide nursing care and room and board; and the facility charges for these services. The care must be performed under the direction of a licensed physician, or registered nurse (RN), or licensed practical nurse (LPN);

       (e) It may include care provided by a licensed physical, respiratory, occupational or speech therapist; and

       (f) It is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism.

QUALIFYING PERIOD is confinement in an Eligible Nursing Home for 90 consecutive days.



TL-22243                                                           TLAC ED. 1-99

EXCLUSIONS

We will not waive withdrawal charges if confinement is due to one of more of the following causes:

       (a) Mental, nervous, emotional or personality disorder without demonstrable organic disease, including, but not limited to, neurosis, psychoneurosis, psychopathy or psychosis;

       (b) the voluntary taking or injection for drugs, unless prescribed or administered by a licenses physician;

       (c) the voluntary taking of any drugs prescribed by a licensed physician and intentionally not taken as prescribed;

       (d) sensitivity to drugs voluntarily taken, unless prescribed by a physician;

       (e) drug addiction, unless addiction results from the voluntary taking of drugs prescribed by a licensed physician, or the involuntary taking of drugs.

MAXIMUM WITHDRAWAL AMOUNT

The Maximum Withdrawal Amount available without incurring a withdrawal charge is the Contract Value on the next Valuation Date following written proof of claim, less any Purchase Payments made within 12 months prior to the date confinement in an Eligible Nursing Home begins, less any Purchase Payment Credits applied within 12 months of the date of the withdrawal, less any additional Purchase Payments made on or after the Annuitant's 71st birthday.

NOTICE OF CLAIM

Written notice of claim must be given to Us following completion of the Qualifying Period, and either while the Annuitant continues to be confined or within 60 days after discharge from an Eligible Nursing Home. If notice cannot be given to Us within 60 days, it must be given as soon as reasonably possible.

PAYMENT OF CLAIMS

Benefits payable under this rider will be paid as soon as We receive proper written proof of claim. The portion of the Contract Value that is surrendered will be paid in a lump sum to You.

DENIAL OF WAIVER BENEFIT

If the waiver benefit is denied, the surrender proceeds will not be disbursed until You are notified of the denial and provided with the opportunity to reapply for the surrender proceeds or to reject the surrender proceeds.

TAX IMPLICATIONS

Receipt of any portion of the Contract Value may be taxable to You as the Owner, please consult Your tax advisor.

                              THE TRAVELERS LIFE AND ANNUITY COMPANY

                                       /s/ M.A CARPENTER

                                           PRESIDENT



TL-22243                                                           TLAC ED. 1-99

                            DEATH BENEFIT ENDORSEMENT

This endorsement is made part of the Contract as of the date it is attached to the Contract.

The "DEATH BENEFIT PROVISIONS" section of the Contract is deleted and replaced with the following:

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a Contingent Annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the Owner is not the Annuitant, and the Owner (including the first of Joint Owners) dies before the Maturity Date with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with "Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

Upon the death of the Annuitant, the death benefit payable as of the Death Report Date will be the greatest of (a), (b) or (c) below, less any applicable Premium Tax:

       (a) the Contract Value less any Purchase Payment Credits applied within 12 months of death;

       (b) the total Purchase Payments less the total amount of any partial surrenders made under this Contract; or

       (c)    the Step-Up Value (as described below).

We must be notified of the Annuitant's death no later than six months from the Annuitant's date of death in order for Us to make payment of death proceeds as described above. If notification is received more than six months after the Annuitant's death, We will make payment of death proceeds equal to the Contract Value on the Death Report Date less any Purchase Payment Credits applied within 12 months of death, less any applicable Premium Tax.

STEP-UP VALUE

The Step-Up Value will initially equal the initial Purchase Payment. Whenever an additional Purchase Payment is made, the Step-Up Value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. On each Contract anniversary that occurs before the Annuitant's 80th birthday and before the Annuitant's death, if the Contract Value less any Purchase Payment Credits applied within the last 12 months is greater than the Step-Up Value, the Step-Up Value will be reset to equal the Contract Value less any Purchase Payment Credits applied within the last 12 months. The Step-Up Value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the Step-Up Value on or after the Annuitant's 80th birthday will be those related to additional Purchase Payments or partial surrenders as described above.

PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction is equal to (1) the amount of death benefit payable immediately prior to the reduction for the partial surrender, multiplied by (2) the amount of the partial surrender divided by (3) the Contract Value less any Purchase Payment Credits applied within 12 months of the Annuitant's death, immediately prior to the partial surrender.



TL-22241                                                           TLAC Ed. 1-99

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                 /s/ M.A CARPENTER

                                    PRESIDENT




TL-22241                                                           TLAC Ed. 1-99

                ROTH INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

As requested by you, this Contract is amended as follows to qualify as a Roth Individual Retirement Annuity (IRA) under Section 408A of the Code of 1986, as amended. Notwithstanding any other specific provisions in the contract to the contrary, the contract is amended to restrict the rights of the Owner or Annuitant any Beneficiary, and to limit contributions as follows:

EXCLUSIVE BENEFIT

This Contract is established for the exclusive benefit of the Owner and the Owner's Beneficiaries.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Owner may not transfer ownership of the contract, sell the contract, or assign or pledge the contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company or a former spouse of the Owner under a divorce decree or under a written instrument incident to that divorce.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

LIMITATION ON PURCHASE PAYMENTS

The contract will accept contributions only as follows:

Contributions to this Contract must be paid in cash and, except in the case of a trustee-to-trustee transfer from another Roth IRA, or in the case of a qualified rollover contribution, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRAs and IRAs held by the Owner. Contributions may be made without respect to the age of the Owner.

The contribution limit for the taxable year is either (1) the lesser of $2,000 or 100% of compensation of the Owner for the taxable year, or (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the compensation of the Owner and the Owner's spouse for the taxable year less the spouse's contribution to a Roth IRA or IRA for the taxable year, if any.

When the Owner's adjusted gross income (AGI) excess the applicable dollar limit (ADL; see description below), the annual contribution limit is reduced by the following amount -

                    Annual
                    Contribution Limit x Owner's AGI-ADL
                                                 -------
                                          $15,000 ($10,000 if the Owner is married)

For purposes of this section, AGI does not include any amount included in gross income as a result of a rollover of an IRA to a Roth IRA and is reduced by any deduction under section 219 of the Code.

The ADL is $150,000 for an Owner filing a joint return, $95,000 for an Owner filing a single return, and $- 0- for a married Owner filing a separate return.

ROLLOVER CONTRIBUTION

A qualified rollover contribution described in section 408A(c) can be made only from (1) another Roth IRA or (2) another IRA, which is not a Roth IRA, and can be made from an IRA other than a Roth IRA only if the Owner's adjusted gross income for the taxable year of the rollover does not exceed $100,000.

COMPENSATION

For purposes of this section, compensation means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as

TL-22186                                                           TLAC Ed. 1-98
defined in the section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purpose of this definition, section 401(c)(2) shall be applied as if the term trade or business for purposes of section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the Owner's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).

DISTRIBUTION REQUIREMENTS

The Owner's entire interest will be distributed in accordance with one of the following provisions, as elected:

A. (1) The Owner's entire interest will be paid by December 31 following the fifth anniversary of the Owner's death.

   (2) If any portion of the Owner's interest is payable to a designated Beneficiary and such Beneficiary has not elected (1) above, then the entire interest which is payable to the Beneficiary will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated Beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the contract.

   (3) In applying the requirements of A92) to any portion of the Owner's interest which is payable to the Owner's surviving spouse, the date on which the payments must commence is the later of (a) December 31 following the date the decease Owner would have attained age 70 1/2 or
        (b) December 31 following the first anniversary of the Owner's death.

   (4) If the designated Beneficiary of the Owner is the Owner's surviving spouse, the spouse may treat the contract as the spouse's own Roth IRA. This election will be deemed to have been made if the surviving spouse makes a rollover or other contribution into this contract or if the surviving spouse has failed to satisfy one or more requirements described in (1) or (2). If the Owner's surviving spouse dies before distributions are required to begin under this section, the Owner's surviving spouse will be treated as having elected to made the Roth IRA his or her own Roth IRA.

B. For purposes of this section, life expectancy will be computed by use of the return of multiples specified in Tables V or VI of Section 1.72-9 of the Income Tax Regulations based on the attained age of such Beneficiary during the calendar year in which distributions are required to commence pursuant to this section. Payments for any subsequent calendar year will be based on this life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. A designated beneficiary of the Owner who is the Owner's surviving spouse may elect, prior to the time that payments have begun to him or her, to redetermined life expectancy each year based on the beneficiary's attained age in each such year.

REPORTS

As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

AMENDMENT

This Contract may be amended by us at any time to maintain its qualified status as a Roth IRA. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).

                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                             /s/ M.A CARPENTER

                                                  PRESIDENT


TL-22186                                                           TLAC Ed. 1-98

                    TAX-SHELTERED ANNUITY QUALIFICATION RIDER

This rider is made a part of this contract in order to comply with Section 403(b) of the Code. The provisions in this contract supersede any contrary provisions in the contract. The following conditions, restrictions and limitations apply.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as a Tax Qualified Contract under Section 403(b) of the Code.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, pledged as collateral for a loan, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues, subject to the Annuitant's provided in this rider. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

      a)  to the estate of the owner; or

      b) to the trustee or plan administrator of a trusteed Tax Qualified plan contract for further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.


TL-22149                                                          TLAC Ed. 04-97

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code
Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregate.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contributions and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions, and limitations apply:

      Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

      Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.


TL-22149                                                          TLAC Ed. 04-97

ELIGIBLE ROLLOVERS

To the extent you are otherwise eligible for a distribution under this contract, and provided the distribution is an eligible rollover distribution, you may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to us. Such distribution shall be made as of a direct transfer to the eligible retirement plan so specified. Contract surrender penalties may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. Amounts that are rolled over are taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

      a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to you for life or life expectancy or to you or your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or

      b. any distribution which is a required distribution as described below under "MANDATORY DISTRIBUTION REQUIREMENTS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If you receive a distribution that is eligible for rollover, but you receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event that the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year in which the employee attains age 70 1/2.

If the employee dies after the distribution has begun but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.


TL-22149                                                          TLAC Ed. 04-97

AMENDMENT

Notwithstanding any provision in this contract or in the 403(b) plan of which this contract is a part, we reserve the right to amend or modify the contract or any rider or any endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of such plan. Any such amendment or modification may be made retroactively to conform to the requirements of such law, regulation or other requirement.

                                       THE TRAVELERS LIFE AND ANNUITY COMPANY

                                           /s/ M.A CARPENTER

                                                President


TL-22149                                                          TLAC Ed. 04-97

                    PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If the owner of this contract requested that it be issued to comply with Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this contract. The contract shall constitute an asset of the qualified pension or profit-sharing plan established under Code Section 401(a) and the regulations thereunder and the contract shall be subject to the provisions, terms and conditions of such qualified plan. The amounts held under this contract will be used for the exclusive benefit of the employees and their beneficiaries. The provisions in this rider supersede any contrary provisions in the contract.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as a Tax Qualified Contract.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues, subject to the limitations provided in this rider. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

a)  to the estate of the owner; or

b) to the trustee or plan administrator of a trusteed Tax Qualified plan contract for further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.


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                                       39

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this contract requested that it be issued to comply with
Section 401(a) of the Code, and this contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this contract in addition to the above.

Spousal Consent

Death Benefit - If the Annuitant dies while the contract continues and the Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.


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                                       40

Cash Surrender - Before the due date of the first Annuity or Income Payment, 1) if you do not have a spouse and without the consent of any Beneficiary; or, 2) if you do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to you all or any portion of the Cash Surrender Value of the contract upon receipt of your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 4 under ANNUITY OPTIONS unless you elect another form of Annuity Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.

AMENDMENT

Notwithstanding any provision to the contrary in this contract or the qualified pension or profit-sharing plan of which this contract is a part, we reserve the right to amend or modify the contract or any rider or endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of the plan. Any such amendment or modification may be made retroactively effective if necessary or appropriate to conform to the conditions imposed by such law, regulation or other requirement.

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

                                            /s/ M.A CARPENTER

                                                 President





TL-22150                                                          TLAC Ed. 04-97

             NONQUALIFIED ANNUITY RIDER - DISTRIBUTION REQUIREMENTS

This rider is made a part of this Contract as its Contract Date in order to comply with the tax rules under Section 72(s) of the Code for required distributions upon the death of any Contract Owner. The provisions in this rider supersede any contrary provisions in the Contract. The following conditions, restrictions and limitations must apply to maintain the tax qualified status of Your Annuity.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DIE SIMULTANEOUSLY

If You are the Owner and the Annuitant or You are the Owner and You die simultaneously with the Annuitant before payment of any Annuity Option begins, an amount equal to the Death Benefit will be distributed within five years of Your death to the Contract Beneficiary unless:

      a. the Beneficiary elects by Written Request to have the proceeds distributed over the Beneficiary's life or over a period not extending beyond life expectancy, and the payments begin within one year of Your death; or

      b. the sole Beneficiary is Your spouse who elects by Written Request to continue the Contract as the Owner and Annuitant.

If You are the Owner and the Annuitant or You are the Owner and You die simultaneously with the Annuitant after an Annuity option begins but before Your entire interest has been distributed, the remaining proceeds of the Contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of Your death.

The death of the first Joint Owner triggers these distribution requirements.

NON-NATURAL OWNER HOLDING FOR NATURAL PERSONS

The above rules also apply if You are not an individual and the primary Annuitant dies before payment of an Annuity Option begins. Payments will be made to the Beneficiary. The primary Annuitant is the first-named Annuitant and the individual who is of primary importance in affecting the timing or amount of payments under the Contract.

If You are not an individual and the primary annuitant dies after payment of an Annuity option begins, the remaining proceeds of the Contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of the primary Annuitant's death.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DO NOT DIE SIMULTANEOUSLY

If You are the Owner but not the Annuitant, and You die before the Annuitant and before payment of an Annuity Option begins, an amount equal to the Death Benefit will be distributed within five years of Your death to the Joint Owner surviving You. In this circumstance, the Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights preempt those of the Beneficiary named in a Written Request. The distribution may be made over a period that exceeds five years from Your death or may be postponed by Your spouse if:

      a. the Joint Owner elects by Written Request to have the proceeds distributed over his or her life or over a period not extending beyond life expectancy, and the payments begin within one year of Your death; or

      b. the sole Joint Owner is Your spouse, who elects by Written Request to continue the Contract as Owner.

The Joint Owner is determined by Contract designation. If there is no Joint Owner or Beneficiary surviving You, ownership of this Contract passes to Your estate. The estate or the individual taking the Contract benefits through Your estate must take complete distribution within five years of Your death.

If You are the Owner but not the Annuitant, and You die after payment of an Annuity Option begins, the remaining proceeds of the Contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of Your death.

The death of the first Joint Owner triggers these distribution requirements.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity Contract qualified under the Code, we will administer the Contract in accordance with these laws, regulations, and rulings. We will provide You with a revised rider describing any necessary changes, following all regulatory approvals.

                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                            /s/ M.A CARPENTER

                                                 President


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                                       42

                   INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

As requested by you, this Contract is amended as follows to qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Code of 1986, as amended. The provisions of this rider supersede any contrary provisions in the contract.

EXCLUSIVE BENEFIT

This Contract is established for the exclusive benefit of you or your Beneficiaries.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as an Individual Retirement Annuity.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us. No loans shall be made under this contract.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass to the estate of the owner.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.


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                                       43

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

LIMITATION ON PURCHASE PAYMENTS

Notwithstanding the provisions of the Contract and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $4,000 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Contract may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

The amount of purchase payments beyond the minimum purchase payment under this Contract is not fixed. The minimum purchase payment must be received as a rollover (see Section X). Payment of purchase payments beyond the first will not be required to continue this contract.

Purchase payments after the first will not be required to continue this Contract in force. We reserve the right, however, to terminate this Contract when no purchase payments have been made for at least two consecutive years and the Contract Value of the Contract is less than the termination amount of $1,000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Contract is terminated, we will pay you the Cash Surrender Value, if any.

COMPENSATION

Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includable in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term compensation shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.


TL-22148                                                          TLAC Ed. 04-97

DISTRIBUTION OF BENEFITS

Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

Your entire interest in the account must be distributed, or begin to be distributed, by your required beginning date, which is the April 1 following the calendar year in which you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date you may elect to have the balance in the account distributed in one of the following forms:

      1. a single sum payment;

      2. equal or substantially equal payments over your life;

      3. equal or substantially equal payments over the lives of you and your designated Beneficiary;

      4. equal or substantially equal payments over a specified period that may not be longer than your life expectancy;

      5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated Beneficiary.

MINIMUM AMOUNTS TO BE DISTRIBUTED

If your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at your required beginning date, must be at least an amount equal to the quotient obtained by dividing your entire interest by your life expectancy or the joint and survivor expectancy of you and your designated Beneficiary.

Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse Beneficiary may not be recalculated.

If your designated Beneficiary is not your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

DEATH

If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

      1. If you die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

      2. If you die before distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed as elected by you, or, if you have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

            a) by December 31st of the year containing the fifth anniversary of your death; or

            b) in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of your death. If the Beneficiary is your surviving spouse and he or she elects to treat this contract as his or her own, this distribution may be deferred until December 31st of the year you would have turned age 70 1/2.

If your surviving spouse dies before distributions begin, the restrictions in paragraphs 2 (a) and (b) above shall apply.


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                                       45

Unless otherwise elected by you prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section, or, if applicable, by the surviving spouse where you die before distributions have commenced, life expectancies of you or your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

ALTERNATIVE CALCULATION METHOD

An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

NONFORFEITABILITY

Your entire interest in this Contract is nonforfeitable.

ROLLOVERS

      A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Contract, you may transfer to this Contract your interest in any of the following:

            1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under Section 408 of the Code;

            2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in Section 403(a) of the Code.

            3. the entire amount or any portion thereof, excluding nondeductible employee voluntary contributions, to which you are entitled under a tax sheltered annuity described in Section 403(b) of the Code.

      Distributions you roll over from retirement plans or arrangements described in A.2. and A.3. above to this contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid the mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code
      Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due if you do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

      B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date you last made a rollover contribution of the type described in subparagraph (A)(1).

      C. We must receive any amount which qualifies for a rollover within 60 days after you receive the distribution.

DISTRIBUTIONS PRIOR TO AGE 59 1/2

Except in the event of your death, disability or attainment of age 59 1/2, we shall receive from you a declaration of your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

REPORTS

As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

DISABILITY PAYMENTS

If the Contract contains a Rider for waiver of premium and disability payment benefits, any disability payments provided for in the CONTRACT SPECIFICATIONS will be applied as purchase payments under the contract.


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                                       46

AMENDMENT

This Contract may be amended by us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

                                            /s/ M.A CARPENTER

                                                 President




TL-22148                                                          TLAC Ed. 04-97




                                       47